UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2006
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2006, the Compensation Committee (the "Committee") of the Board of Directors of Steiner Leisure Limited (the "Steiner Leisure," "we" or "us") increased the amount of base salary for 2006 for each of our executive officers who were named in the Summary Compensation Table of Steiner Leisure's proxy statement for our 2005 annual meeting of shareholders (they are also expected to be named in the Summary Compensation Table of our proxy statement for our 2006 annual meeting of shareholders).

Also on that date, the Committee granted to those officers options to purchase our common shares (the "Options") and restricted common shares (the "Restricted Shares") pursuant to the Company's 2004 Equity Incentive Plan. The Options vest equally on the first three anniversaries of the grant date, have an exercise price of $37.63 and have a term of ten years. The Options were granted pursuant to the terms of grant agreements in a form previously filed with the Securities and Exchange Commission. The restrictions on the Restricted Shares lapse with respect to one-third of the Restricted Shares on the first three anniversaries of the grant date, provided that the performance criteria with respect to the Company for 2006 specified for each grantee is achieved. The Restricted Shares were granted pursuant to grant agreements in the forms attached hereto as Exhibit 10.1 (for the officers other than Sean Harrington) and Exhibit 10.2 (for Sean Harrington).

Mr. Fluxman's employment agreement with the Company expired on December 31, 2005. Mr. Fluxman and the Committee are currently in the process of finalizing the terms of a new agreement.

The base salary increases and equity grants for each of these executive officers are set forth below. Mr. Harrington is paid in U.K. Pounds Sterling and the amount shown is in U.S. Dollars based on the exchange rate in effect on February 1, 2006.

Name and Position	Base Salary	Number of Restricted Shares	Number of Securities Underlying Options

Leonard Fluxman President and Chief Executive Officer	$575,039	26,000	21,000

Sean C. Harrington Managing Director of Elemis Limited	$311,539	7,710	5,500

Robert C. Boehm Senior Vice President and General Counsel	$280,000	11,030	11,500

Glenn Fusfield Chief Operating Officer	$280,000	11,030	11,500

Stephen Lazarus Senior Vice President and Chief Financial Officer	$280,000	11,030	11,500

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

     Exhibit 10.1

Form of Restricted Share Agreement for U.S. Employees under Steiner Leisure Limited 2004 Equity Incentive Plan for 2006 grants.

     Exhibit 10.2

Form of Restricted Share Agreement for Non-U.S. Employees under Steiner Leisure Limited 2004 Equity Incentive Plan for 2006 grants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: February 3, 2006	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer